Exhibit 99.1

Stran & Company Reports Financial Results for Three Months Ended March 31, 2024 and Three and Six Months Ended June 30, 2024

Quincy, MA / February 11, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended March 31, 2024 and the three and six months ended June 30, 2024.

Andy Shape, President and CEO of Stran, commented, “With the restatement of our 2023 and 2022 financial statements completed, we were able to focus our attention and successfully finalize our 2024 first and second quarter filings. We experienced a 17.9% increase in revenue to approximately $18.8 million for the first quarter of 2024 compared to the first quarter of 2023 and a 6.4% increase in revenue to approximately $35.5 million for the six months ended June 30, 2024 when compared to the same period in 2023, demonstrating our continued ability to execute on our growth strategy in 2024. Additionally, we maintained a strong cash position, with approximately $21.5 million in cash, equivalents, and investments as of June 30, 2024.”

“We believe our strong results reflect our continued market penetration, securing and expanding contracts with leading brands that showcase our ability to meet the diverse needs of our customers. To further strengthen our position, we acquired strategic assets from Gander Group, enhancing our technology, product offerings, and services while supporting our long-term growth strategy. Our focus remains on accelerating growth, expanding our customer base, and strengthening our market position. We are confident in our ability to execute our strategy, and sustain long-term growth, positioning us for continued success in the years ahead.”

“Stran is poised for an exciting 2025 as we continue our growth trajectory and seek market expansion. We expect to host a detailed conference call with shareholders following the filing of Stran’s third quarter 2024 financial results.”

Financial Results

First Quarter 2024 Results

Sales increased 17.9% to approximately $18.8 million for the three months ended March 31, 2024, from approximately $16.0 million for the three months ended March 31, 2023. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, the Company benefited from the acquisition of the assets of T R Miller Co., Inc. (“T R Miller”) in June 2023.

Gross profit increased 3.8% to approximately $5.6 million, or 29.8% of sales, for the three months ended March 31, 2024, from approximately $5.4 million, or 33.9% of sales, for the three months ended March 31, 2023. The increase in the dollar amount of gross profit was due to an increase in sales, partially offset by an increase in cost of sales. The decrease in gross profit margin to 29.8% for the three months ended March 31, 2024 compared to 33.9% for the three months ended March 31, 2023 was primarily due to increases in product costs from vendors.

Net loss for the three months ended March 31, 2024 was approximately $0.5 million, compared to approximately $0.5 million for the three months ended March 31, 2023. These results were primarily due to the increase in sales for the three months ended March 31, 2024 from the acquisition of the assets of T R Miller to approximately $2.0 million from $0 for the three months ended March 31, 2023, and the increase of approximately $1.2 million from recurring organic sales for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. These factors were offset by an increase in operating expenses and an increase in cost of sales.

Second Quarter 2024 Results

Sales decreased 4.1% to approximately $16.7 million for the three months ended June 30, 2024, from approximately $17.3 million for the three months ended June 30, 2023. The decrease was primarily due to lower spending from new and existing clients, partially offset from the acquisition of the assets of T R Miller in June 2023.

Gross profit increased 4.2% to approximately $5.5 million, or 32.8% of sales, for the three months ended June 30, 2024, from approximately $5.2 million, or 30.1% of sales, for the three months ended June 30, 2023. The increase in the dollar amount of gross profit was due to a decrease in cost of sales of approximately $0.9 million, which was offset by a decrease in sales of approximately $0.7 million. The increase in gross profit margin to 32.8% for the three months ended June 30, 2024 compared to 30.1% for the three months ended June 30, 2023 was primarily due to improvements in purchasing from suppliers.

Net loss for the three months ended June 30, 2024 was approximately $1.0 million, compared to approximately $0.9 million for the three months ended June 30, 2023. This change was primarily due to the increase in operating expenses, partially offset by the increase in gross profit.

Six Months Ended June 30, 2024 Results

Sales increased 6.4% to approximately $35.5 million for the six months ended June 30, 2024, from approximately $33.4 million for the six months ended June 30, 2023. The increase was primarily due to higher spending from existing clients as well as business from new customers.

Our gross profit increased 4.0% to approximately $11.1 million, or 31.2% of sales, for the six months ended June 30, 2024, from approximately $10.7 million, or 31.9% of sales, for the six months ended June 30, 2023. The increase in the dollar amount of gross profit was due to an increase in sales of approximately $2.1 million, partially offset by an increase in cost of sales of approximately $1.7 million in aggregate. The decrease in gross profit margin to 31.2% for the six months ended June 30, 2024 compared to 31.9% for the six months ended June 30, 2023 was primarily due to increases in product costs from vendors during the three months ended March 31, 2024, partially offset by improvements in purchasing from vendors in the three months ended June 30, 2024.

Net loss for the six months ended June 30, 2024 was approximately $1.5 million, compared to approximately $1.4 million for the six months ended June 30, 2023. This change was primarily due to an increase in costs of sales and general and administrative expenses, partially offset by an increase in sales

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,486	$8,059
Investments	10,710	10,393
Accounts receivable, net	14,209	16,223
Accounts receivable - related parties	878	853
Inventory	4,231	4,782
Prepaid corporate taxes	—	62
Prepaid expenses	948	953
Deposits	1,578	1,717
Total current assets	42,040	43,042

Property and equipment, net	1,664	1,521

OTHER ASSETS:
Intangible assets - customer lists, net	3,029	3,114
Other assets	23	23
Right of use asset - office leases	1,192	1,336
Total other assets	4,244	4,473
Total assets	$47,948	$49,036

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,347	$4,745
Accrued payroll and related	1,710	2,568
Unearned revenue	592	1,116
Rewards program liability	2,850	875
Sales tax payable	595	344
Current portion of contingent earn-out liabilities	224	224
Current portion of installment payment liabilities	781	786
Current portion of lease liability	540	528
Total current liabilities	10,639	11,186

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	763	763
Long-term installment payment liabilities	639	639
Long-term lease liability	661	798
Total long-term liabilities	2,063	2,200
Total liabilities	12,702	13,386

Commitments and contingencies

STOCKHOLDER’S EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,589,086 and 18,539,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	38,413	38,263
Accumulated deficit	(3,089)	(2,602)
Accumulated other comprehensive loss	(80)	(13)
Total stockholders’ equity	35,246	35,650
Total liabilities and stockholders’ equity	$47,948	$49,036

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2024 AND 2023

(in thousands, except share and per share amounts)

	2024	2023
		(Restated)
SALES
Sales	$18,781	$15,971
Sales – related parties	46	—
Total sales	18,827	15,971

COST OF SALES:
Cost of sales	13,178	10,562
Cost of sales - related parties	35	—
Total cost of sales	13,213	10,562

GROSS PROFIT	5,614	5,409

OPERATING EXPENSES:
General and administrative expenses	6,279	5,991
Total operating expenses	6,279	5,991

LOSS FROM OPERATIONS	(665)	(582)

OTHER INCOME:
Other income	15	—
Interest income	93	138
Realized gain on investments	70	12
Total other income	178	150

LOSS BEFORE INCOME TAXES	(487)	(432)

Provision for income taxes	—	52

NET LOSS	$(487)	$(484)

NET LOSS PER COMMON SHARE
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,574,748	18,477,419
Diluted	18,574,748	18,477,419

BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,874	$8,059
Investments	9,603	10,393
Accounts receivable, net	12,015	16,223
Accounts receivable - related parties	828	853
Inventory	3,974	4,782
Prepaid corporate taxes	32	62
Prepaid expenses	617	953
Deposits	1,910	1,717
Total current assets	40,853	43,042

Property and equipment, net	1,715	1,521

OTHER ASSETS:
Intangible assets - customer lists, net	2,943	3,114
Other assets	23	23
Right of use asset - office leases	1,061	1,336
Total other assets	4,027	4,473
Total assets	$46,595	$49,036

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,875	$4,745
Accrued payroll and related	1,211	2,568
Unearned revenue	854	1,116
Rewards program liability	3,350	875
Sales tax payable	227	344
Current portion of contingent earn-out liabilities	224	224
Current portion of installment payment liabilities	398	786
Current portion of lease liability	519	528
Total current liabilities	10,658	11,186

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	763	763
Long-term installment payment liabilities	339	639
Long-term lease liability	550	798
Total long-term liabilities	1,652	2,200
Total liabilities	12,310	13,386

Commitments and contingencies

STOCKHOLDER’S EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,589,086 and 18,539,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	38,433	38,263
Accumulated deficit	(4,118)	(2,602)
Accumulated other comprehensive loss	(32)	(13)
Total stockholders’ equity	34,285	35,650
Total liabilities and stockholders’ equity	$46,595	$49,036

STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
		(Restated)		(Restated)
SALES
Sales	$16,693	$17,285	$35,474	$33,256
Sales – related parties	—	130	46	130
Total sales	16,693	17,415	35,520	33,386

COST OF SALES:
Cost of sales	11,226	12,067	24,405	22,629
Cost of sales - related parties	—	100	35	100
Total cost of sales	11,226	12,167	24,440	22,729

GROSS PROFIT	5,467	5,248	11,080	10,657

OPERATING EXPENSES:
General and administrative expenses	6,575	6,245	12,857	12,236
Total operating expenses	6,575	6,245	12,857	12,236

LOSS FROM OPERATIONS	(1,108)	(997)	(1,777)	(1,579)

OTHER INCOME:
Other income	1	17	16	17
Interest income	82	146	175	284
Realized gain on investments	3	9	73	21
Total other income	86	172	264	322

LOSS BEFORE INCOME TAXES	(1,022)	(825)	(1,513)	(1,257)

Provision for income taxes	3	99	3	151

NET LOSS	$(1,025)	$(924)	$(1,516)	$(1,408)

NET LOSS PER COMMON SHARE
Basic	$(0.06)	$(0.05)	$(0.08)	$(0.08)
Diluted	$(0.06)	$(0.05)	$(0.08)	$(0.08)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,589,086	18,532,342	18,581,957	18,504,761
Diluted	18,589,086	18,532,342	18,581,957	18,504,761